Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2021 relating to the financial statements of Cypress Holdings, Inc., appearing in Registration Statement No. 333-259142 on Form S-1 of CCC Intelligent Solutions Holdings Inc.

/s/ Deloitte & Touche LLP

Chicago, IL

October 14, 2021